UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2015

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

CECONY – Electric

On April 20, 2015, Consolidated Edison Company of New York, Inc. (CECONY) entered into a Joint Proposal with the staff of the New York State Public Service Commission (NYSPSC) and other parties for the extension of CECONY’s current electric rate plan for an additional year through 2016. Under the Joint Proposal, which is subject to NYSPSC approval, the rate plan for 2016 does not include a rate increase or decrease. The rate plan for 2016 includes additional revenues from the amortization to income of net regulatory liabilities. The following table contains a summary of the rate plan for 2016:

Effective period	January 2016 – December 2016

Base rate changes	None(a)

Amortizations to income of net regulatory (assets) liabilities	Additional $123 million of net regulatory liabilities(b)

Other revenue sources	Continuation of retention of $90 million of annual transmission congestion revenues

Revenue decoupling mechanism	Continuation of reconciliation of actual to authorized electric delivery revenues

Recoverable energy costs	Continuation of current rate recovery of purchased power and fuel costs

Negative revenue adjustments	Continuation of potential penalties (up to $400 million annually) if certain performance targets are not met

Cost reconciliations	Continuation of reconciliation of expenses for pension and other postretirement benefits, variable-rate tax-exempt debt, major storms, property taxes(c), municipal infrastructure support, the impact of new laws and environmental remediation to amounts reflected in rates

Net utility plant reconciliations	Target levels reflected in rates: Transmission and distribution: $17,929 million Storm hardening: $268 million Other: $2,069 million

Average rate base	$18,282 million

Weighted average cost of capital (after-tax)	6.91 percent

Authorized return on common equity	9.0 percent

Earnings sharing	Most earnings above an annual earnings threshold of 9.6 percent are to be applied to reduce regulatory assets for environmental remediation and other costs

Cost of long-term debt	5.09 percent

Common equity ratio	48 percent

(a)	The impact of 2014 and 2015 base rate changes under the current electric rate plan will continue to be deferred. $249 million of annual revenues collected from electric customers will continue to be subject to potential refund following NYSPSC staff review of certain costs. Revenues will continue to include $21 million as funding for major storm reserve.
(b)	The Joint Proposal also provides for continuation of the amortization of $107 million of the regulatory asset for deferred Superstorm Sandy and other major storm costs and recommends that the costs recoverable from customers be reduced by $4 million, the costs no longer be subject to NYSPSC staff review and the recovery of the costs no longer be subject to refund.
(c)	Deferrals for property taxes will continue to be limited to 90 percent of the difference from amounts reflected in rates, subject to an annual maximum for the remaining difference of not more than a 10 basis point impact on return on common equity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Robert Muccilo
Robert Muccilo
Vice President and Controller

Date: April 20, 2015